AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT (the "Plan") is made this 30th day of November, 1993, between G & L ENERGY, INC., a corporation incorporated under the laws of the State of Utah ("G&L"), GRAPHITE MOUNTAIN, INC., an Ontario, Canada corporation ("GRAPHITE"), and the shareholders of GRAPHITE whose beneficial ownership is represented by Mr. A. David Houston as Attorney in Fact and are collectively hereinafter referred to as the "Shareholders".

     G&L wishes to acquire all the issued and outstanding stock of GRAPHITE in exchange for stock of G&L in a stock for stock transaction.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

      SECTION 1

      Terms of Exchange

     1.1 Number of Shares. Upon the execution hereof, the Shareholders of GRAPHITE agrees to assign, transfer, and deliver to G&L, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description all their shares of GRAPHITE stock which constitutes all of the issued and outstanding shares of GRAPHITE aggregating Five-Million-Four-Hundred-Thirty-Three-Thousand-Three-Hundred-Thirty-Three
(5,433,333) common shares, and G&L agrees to acquire such shares on the date hereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of G&L's stock, par value $0.001, in the aggregate of Sixteen-Million-Eight-Hundred-Thousand (16,800,000) shares, as subject to the provisions of this Plan which shall represent as a result thereof, approximately 94% of the then issued and outstanding shares of G&L. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the GRAPHITE certificates representing their respective beneficial and record ownership of all of the issued and outstanding shares of GRAPHITE to G&L, as soon as practicable hereafter, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged G&L stock as provided for herein. Upon the consummation of the transaction contemplated herein, G&L shall be the beneficial and record owner of all of the issued and outstanding stock of GRAPHITE.

     1.2 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as G&L may request in order to more effectively sell, transfer and assign clear title and ownership in the GRAPHITE shares to G&L.

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 2
                            SECTION 2

                             Closing

     The Closing contemplated by Section 1.1 shall be held at the office of Robert J. Nielson, Esq., at the hour of 3:00 P.M., Mountain Time, on November 30, 1993, whose address is 3098 South Highland Dr., Suite 300, Salt Lake City, Utah, 84106, or in any event no later than December 31, 1993, unless another place or time is agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.


                            SECTION 3

         Representations, Warranties and Covenants of G&L

     G&L represents and warrants to, and covenants with, the Shareholders and GRAPHITE as follows:

     3.1 Corporate Status. G&L is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, incorporated on the 5th day of January, 1954.

     3.2 Capitalization. The authorized capital stock of G&L as of the Closing Date consists of 50,000,000, par value of $0.001. As of the date
hereof there are 999,000 common shares of G&L issued and outstanding.   The
foregoing shares constitute fully paid, non-assessable shares. There are no outstanding options, warrants, or calls or any understandings, agreements, commitments, contracts or promises with respect to the issuance of G&L's common stock or with regard to any option, warrants or other contractual rights to acquire any of G&L's authorized but unissued common shares.

     3.3 Financial Statements. G&L hereby warrants and covenants to GRAPHITE that the audited balance sheets of G&L for its years ended December 31, 1992, and 1991, and for interim period ended May 31, 1993, and the related statements of operations, stockholders' equity, and cash flows for the periods then ended, together with the notes for such periods, have been prepared by G&L's certified public accountants and have been prepared in accordance with the generally accepted accounting principles, consistently applied throughout the periods involved. G&L further warrants and represents that it can deliver balance sheets for its years ended December 31, 1985 through December 31, 1989.

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
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     3.4      Litigation.      There are no material actions, suits, or
proceedings pending or, to best knowledge of G&L, threatened by or against or affecting G&L at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; G&L does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.5      Books and Records.      From the date hereof, and for any
reasonable period subsequent thereto, G&L and its present Management will (i) give to the Shareholders and GRAPHITE or their duly authorized representatives full access during normal business hours to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and GRAPHITE or their duly authorized representatives may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of G&L as the Shareholders and GRAPHITE or their duly authorized representatives may reasonably request. Any such request to inspect G&L's books and records should be directed to G&L's President, Mr. Thomas Warren, at G&L's offices located at 2220 East 4800 South, Suite 442, Salt Lake City, Utah, USA 841117.

      3.6      Confidentiality.      Until the Closing (and thereafter if
there is no Closing), G&L and its representatives will keep confidential any information which they obtain from the Shareholders or from GRAPHITE concerning its properties, assets and the proposed business operations of GRAPHITE. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 pm MST on December 31, 1993 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, G&L will return to GRAPHITE all written matter with regard to GRAPHITE obtained in connection with the negotiation or consummation of this Plan.

      3.7      Conflict with Other Instruments.      The transactions
contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which G&L was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of G&L.

     3.8 Corporate Authority. G&L has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and GRAPHITE, or their respective representatives, at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 4


     3.9 Special Meeting of Shareholders. G&L hereby warrants and represents that it has called a Special Meeting of the Shareholders of G&L to be held on November 30, 1993, at 11:00 A.M. MST at the Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah 84101, for the purposes of ratifying and adopting the within Plan, and to further adopt resolutions enabling G&L
(i) to change the name of G&L to DIAMOND LAKE MINERALS, INC.; (ii) to elect A. David Houston, William P. Houston and Brian King as members of G&L's Board of Directors to serve until G&L's next Annual Meeting or until their successors are duly elected and qualified; (iii) to adopt and ratify an Agreement and Plan of Reorganization as between G&L and GRAPHITE; and (iv) to transact any other business which may properly come before the Meeting.

     3.10 Resignation of Directors. At the Closing, the current Directors of G&L will submit their resignations as directors, seriatim, and
A. David Houston, William Houston and Brian King, will be appointed as Directors to fill the vacancies created thereby.

     3.11 Special Covenants and Representations Regarding the Exchanged G&L Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged G&L shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states securities laws, if any. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend interalia on the circumstances under which the Shareholders acquire such securities.


                            SECTION 4

      Representations, Warranties and Covenants of GRAPHITE
                       and the Shareholders

     GRAPHITE and the Shareholders (to their best knowledge, information and belief) represent and warrant to, and covenant with, G&L as follows:

     4.1 GRAPHITE Shares. The Shareholders are the beneficial owners of all of the issued and outstanding shares of GRAPHITE, of whatever class or series, and warrants and covenants it has full right, title and interest in and to the same, free and clear of any encumbrances, liens or adverse claims of whatever kind or nature.

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 5

     4.2 Corporate Status. GRAPHITE is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada.

     4.3 Capitalization. GRAPHITE has no maximum on the number of common shares it is authorized to issue; its current issued and outstanding consists 5,433,333 shares of common stock with all of which are owned beneficially by the Shareholders.

     4.4 Financial Statements. GRAPHITE hereby represents, warrants and covenants that the financial condition of GRAPHITE as represented by GRAPHITE both orally and in writing, is a true and correct representation of the financial condition of GRAPHITE, and that when the books and records of GRAPHITE are audited, the audited financial statements shall not differ in any material way with the representations heretofore made by GRAPHITE to G&L. GRAPHITE hereby acknowledges its understanding that, as a condition precedent to the Closing, that GRAPHITE shall have its books and records audited for submission to G&L's independent public accountants in order that the be same ready for consolidation as of the Closing Date, but in any event, no later than thirty days from the Date of Closing, unless otherwise agreed to in writing by the parties. GRAPHITE further certifies that the audited balance sheet of GRAPHITE, shall reflect an approximate minimum of $ 1,000,000 (Canadian) in assets, and $ 180,000 (Canadian) in liabilities.

     4.5 Undisclosed Liabilities. As of the date hereof, GRAPHITE has no material or contingent liabilities of any nature, whether accrued, absolute, or otherwise, except as disclosed to G&L.

     4.6 Title to Property. GRAPHITE has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of GRAPHITE, and the properties and assets of GRAPHITE are subject to no mortgage, pledge, lien or encumbrance.

     4.7 Litigation. There are no actions, suits, or proceedings pending or, to best the knowledge of GRAPHITE, threatened by or against or affecting GRAPHITE at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; GRAPHITE does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     4.8 Books and Records. From the date hereof, and for such reasonable period thereafter as may be deemed appropriate, GRAPHITE will (i) give to G&L or its duly authorized representatives full access during normal business hours to all of its offices, books, records, contracts and other corporate documents and properties so



G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 6

that G&L or its duly authorized representatives may inspect and audit them; and (ii) furnish such information concerning the properties and affairs of GRAPHITE as G&L or its duly authorized representatives may reasonably request, including, but not limited to, all information on GRAPHITE's chief asset, the mining rights to 41 unpatented mining claims, located in Bedford Township, Ontario, Canada, which claims contain a high concentration of graphite and graphite associated minerals. A list of the foregoing claims is attached hereto as Exhibit A, and incorporated herein by reference.

     4.9 Confidentiality. Prior to the date of Closing (and continuously if there is no Closing), GRAPHITE and the Shareholders and their duly authorized representatives will keep confidential any information which they obtain from G&L concerning its assets, liabilities, and business affairs. If the transactions contemplated by this Plan are not consummated on or before 5:00 pm MST on December 31, 1993, or some other mutually agreed upon date, GRAPHITE and the Shareholders agree to return to G&L all written matter with respect to G&L obtained by them in connection with the negotiation or consummation of this Plan.

    4.10      Acquisition of Shares.   The Shareholders represent and covenant
that they are acquiring the unregistered common shares of G&L to be delivered to them under this Plan for through one or more exemptions as provided for under the Securities Act of 1933, as amended, including the exemption provided thereunder by Regulation D, Rule 504.

    4.11      Title to Shares.   The Shareholders are the beneficial and
record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of GRAPHITE of whatever class or series, which the Shareholders has contracted to exchange.



                            SECTION 5

                        Special Covenants

    5.1 GRAPHITE Information Incorporated in G&L's Reports. GRAPHITE represents and warrants to G&L that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. GRAPHITE agrees to indemnify and hold G&L harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 7

any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

    5.2      Action Subsequent to Closing.  Upon the execution hereof,
GRAPHITE will: (i)   perform all of its obligations under material contracts,
leases, insurance policies, royalty contracts, and or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all obligations and duties imposed on it by the Ontario Department of Northern Affairs & Mines, including, but not limited to keeping the assessment of GRAPHITE's 41 claims up to date, and continue to do any all things necessary and requisite for the actual commencement of mining operations on the claims set forth in Exhibit A attached hereto and incorporated herein by reference and more particularly described in the Report on Exploration Activities and Geological Compilation report prepared for GRAPHITE by MDX GeoServices of Bridgenorth, Ontario.


                            SECTION 6

         Conditions Precedent to Obligations of GRAPHITE
                       and the Shareholders

     All obligations of GRAPHITE and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing Date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

     6.1 Accuracy of Representations. The representations and warranties made by G&L in this Plan were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing Date; and, G&L shall have performed and complied with all covenants and conditions required by this Plan to be performed and complied with by G&L prior to or at the Closing, unless waived or extended in writing by the parties hereto. GRAPHITE shall have been furnished with a certificate, signed by a duly authorized executive officer of G&L and dated the Closing Date, to the foregoing effect.

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 8

     6.2 Officers' Certificate. GRAPHITE and the Shareholders shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of G&L, to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of G&L, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of G&L.

    6.3 No Material Adverse Change. Prior to the Closing Date, there shall have not occurred any material adverse change in the financial condition, business, or operations of G&L, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of G&L, except as otherwise disclosed to GRAPHITE.

    6.4 Accuracy of Financial Information and Completion of Audited Financial Statements. That the audited financial statements dated December 31, 1992, and 1991 and for the interim period dated May 31, 1993, accurately represent the financial condition of G&L for that same period, and that no material adverse change shall have occurred during that interim period through the Date of Closing.

     6.5 Opinion of Counsel of G&L. G&L shall furnish to GRAPHITE and the Shareholders an opinion dated as of the Closing Date and in form and substance satisfactory to GRAPHITE and the Shareholders to the effect that:

            (a) G&L is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah with all requisite corporate power to perform its obligations under this Plan;

            (b) the business of G&L, as presently conducted, including the upon the consummation hereof, the ownership of all of the issued and outstanding shares of GRAPHITE, does not require it to register it to register it as a foreign corporation in any jurisdiction other than under the jurisdiction of the State of Utah, USA. G&L is not in violation of any provision of its Articles of Incorporation or Bylaws and G&L has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Corporations Division, State of Utah, all statements and reports required to be filed.

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 9

            (c) the authorized and outstanding capital stock of G&L as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable;

            (d) there are no material claims, suits or other legal proceedings pending or threatened against G&L of any court or before or by any governmental body which might materially affect the business of G&L or the financial condition of G&L as a whole and no such claims, suits, or legal proceedings are contemplated by governmental authorities against G&L;

            (e) G&L's initial public distribution of its common stock, sold pursuant to a prospectus, which was granted an effective date by the United States Securities Exchange Commission on February 25, 1972, was done in accordance and in compliance with the rules and regulations as promulgated under the Securities Act of 1933, as amended, (the "Act"), and complies with the federal exemption from the registration provisions of the Act, as provided therefor, and in compliance with the rules and regulations as promulgated by the Securities Division of the State of Utah in which the public distribution was made. Subsequent to the termination of its public offering, no stop orders suspending the effectiveness of the distribution is or was in effect, and no proceeding since the termination thereof for that purpose are pending before or threatened by any state or federal agency or authority.

            (f) G&L's common stock was distributed in compliance with an exemption from the registration provisions as promulgated under Section 3(b) of the Act, Regulation A, and represent and warrant, in connection therewith, that the shares of common stock distributed pursuant to the foregoing exemption are now freely tradeable in the over-the-counter market except as to common shares of G&L beneficially owned by any "controlling person" of G&L or any "affiliate" thereof, as those terms are defined under the Act.

            (g) to the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Articles of Incorporation or Bylaws of G&L, or any contract, agreement, indenture, mortgage, or order by which G&L is bound; and

            (h) this Plan constitutes a legal, valid and binding obligation of G&L enforceable in accordance with its terms, subject to the affect of any

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 10

bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

            (i) the execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by the shareholders of G&L and have been duly authorized by its Board of Directors.

    6.6 Other Items. GRAPHITE and the Shareholders shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as GRAPHITE and the Shareholders may reasonable request.


                            SECTION 7

            Conditions Precedent to Obligations of G&L

     All obligations of G&L under this Plan are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

     7.1      Accuracy of Representations.   The representations and
warranties made by GRAPHITE and the Shareholders under this Plan were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Plan), and GRAPHITE and the Shareholders shall have performed or complied with all covenants and conditions required by this Plan prior to or at Closing. G&L shall have been furnished with a certificate(s), signed by duly authorized officers of GRAPHITE and the Shareholders and dated the Closing Date, to the foregoing effect.

     7.2 Officers' Certificate. G&L shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of GRAPHITE to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of GRAPHITE, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of GRAPHITE.

    7.3 No Material Adverse Change. Prior to the Closing Date, there shall have not occurred any material adverse change in the financial condition, business, or operations of GRAPHITE, nor shall any event have occurred which, with lapse of time

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 11

or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of GRAPHITE.

    7.4 Opinion of Counsel as of Closing Date. An opinion of counsel shall be provided to G&L by counsel for GRAPHITE representing that:

            (a) GRAPHITE is duly incorporated, validly existing and in good standing under the laws of Ontario, Canada;

            (b) GRAPHITE holds all requisite power and authority to own its properties and carry on its business as conducted on the Closing Date;

            (c) the authorized and outstanding capital of GRAPHITE as set forth in Section 4.3 above and all issued and outstanding shares of its capital stock have been duly and validly authorized and issued, and are fully paid and non-assessable;

            (d) the Shareholders are the beneficial and registered owners of GRAPHITE's issued and outstanding securities according to the books and records;

            (e) to the best knowledge and belief of counsel, no options, warrants or other rights to acquire shares are outstanding with respect to the shares of capital stock of GRAPHITE.

            (f) this Plan has been duly and validly authorized, executed, and delivered by GRAPHITE and constitutes the legal and binding obligation of GRAPHITE, subject to effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally, and general principles of equity, (regardless of whether such principles are considered a proceeding in equity or law);

            (g) except as otherwise disclosed to G&L or as set forth in this Plan, such counsel does not have knowledge of any litigation, proceeding, or governmental investigation threatened against or relating GRAPHITE or its properties and business or against or relating to the transactions contemplated by this Plan.

    7.5 Other Items. G&L shall receive further documents, certificates, or instruments relating to the transactions contemplated hereby as G&L may reasonably request.

G & L Energy, Inc./Graphite Mountain, Inc.
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Page 12

                            SECTION 8

                           Termination

    8.1 Termination by GRAPHITE or the Shareholders. This Plan may be terminated at any time prior to the Closing Date by action of the GRAPHITE or the Shareholders, if G&L shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

    8.2      Termination by G&L.    This Plan may be terminated at any time
prior to the Closing Date by any action of the Board of Directors of G&L if either the Shareholders or GRAPHITE shall fail to comply in any material respect with any of the covenants and agreements contained in this Plan or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

    8.3 Termination by Mutual Consent. This Plan may be terminated at any time prior to the Closing Date by mutual consent of G&L, expressed by action of its Board of Directors, GRAPHITE, or its sole Shareholders, the Shareholders.

      If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bear its own costs in connection herewith.


                            SECTION 9

                        General Provisions

     9.1 Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Plan.

     9.2 Payments of Estimated Costs and Fees. As G&L and GRAPHITE may mutually determine, G&L and GRAPHITE agree, at their expense, to divide and pay the estimated costs and fees incurred in connection with the execution and consummation of the Plan all the parties hereto.

     9.3 Press Release and Shareholders Communications. On the Date of Closing, or as soon thereafter as practicable, G&L, GRAPHITE, and the Shareholders

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 13

shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to G&L's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

     9.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered to its of sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by prepaid telegram addressed as follows:

If to G&L, to:    G&L ENERGY, INC.
                  2220 East 4800 South, Suite 422
                  Salt Lake City, Utah 84117

With a copy to:   _______________________________
                  ________________________________
                  ________________________________


If to GRAPHITE, to:      GRAPHITE MOUNTAIN, INC.
                         P.O. Box 190
                         Warkworth, Ontario, CANADA K0K 3K0


If to the Shareholders:      C/O A. David Houston
                             same address as above

With a copy to:   Robert J. Nielson, Esq.
                  3098 So. Highland Dr., Suite 350
                  Salt Lake City, Utah 84106

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

     9.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between G&L, GRAPHITE and the Shareholders with

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 14

respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     9.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah.

     9.7 Tax Treatment. GRAPHITE and G&L acknowledge that each are being by their own tax advisors in connection with this transaction, and neither has made any representation or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations, or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences under the hereunder.

     9.8      Attorney's Fees.   In the event that any party prevails in any
action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the non-prevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney's fees, incurred in connection therewith.

     9.9 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. Any time prior to the expiration of thirty (30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     9.10 Counterparts. This Plan may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

     9.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of

G & L Energy, Inc./Graphite Mountain, Inc.
AGREEMENT AND PLAN
Page 15

the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

     IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first above written.

G&L ENERGY, INC.

By: /s/ Thomas R. Warren           Attest: /s/ Greg Markham
    ---------------------------            ----------------------------
    Thomas R. Warren, President            Greg Markham, Asst. Secretary

GRAPHITE MOUNTAIN, INC.

By: /s/ A. David Houston           Attest: /s/ A. Patterson
    ---------------------------            -----------------------------
    A. David Houston, President

The Shareholders:

By: /s/A. David Houston            Attest: /s/ A. Patterson
    ---------------------------
    A. David Houston
    Attorney-in-Fact